Exhibit 99.1

Microsoft Reports First-Quarter Results

Upcoming launches of key products and services position Microsoft for long-term profit growth.

REDMOND, Wash. – Oct. 18, 2012 – Microsoft Corp. today announced quarterly revenue of $16.01 billion for the quarter ended Sept. 30, 2012. Operating income, net income, and diluted earnings per share for the quarter were $5.31 billion, $4.47 billion, and $0.53 per share.

These financial results reflect the deferral of $1.36 billion of revenue and $0.13 of diluted earnings per share, due to the Windows Upgrade Offer, pre-sales of Windows 8 to OEMs prior to general availability, and the Office Offer.

	Three Months Ended September 30,			Percentage Change
(In millions, except per share amounts and percentages)
	Revenue	Operating income	Diluted EPS	Revenue	Operating income	Diluted EPS
2011 As Reported (GAAP)	$17,372	$7,203	$0.68

2012 As Reported (GAAP)	$16,008	$5,308	$0.53	(8)%	(26)%	(22)%

Revenue deferred for Windows Upgrade Offer, Windows 8 Pre-sales, and Office Offer	$1,356	$1,356	$0.13

2012 As Adjusted (Non-GAAP)	$17,364	$6,664	$0.65	0%	(7)%	(4)%

Totals may not foot due to rounding

“The launch of Windows 8 is the beginning of a new era at Microsoft,” said Steve Ballmer, chief executive officer at Microsoft. “Investments we’ve made over a number of years are now coming together to create a future of exceptional devices and services, with tremendous opportunity for our customers, developers, and partners.”

The Server & Tools business reported $4.55 billion in first-quarter revenue, an 8% increase from the prior year period, driven by double-digit revenue growth in SQL Server and more than 20% growth in System Center revenue. In September, Microsoft continued to enrich its server offerings with the launch of Windows Server 2012.

The Microsoft Business Division posted $5.50 billion in first-quarter revenue, a 2% decrease from the prior year period. Adjusting for the impact of the Office Offer, Microsoft Business Division non-GAAP revenue increased 1% for the first quarter. Microsoft’s productivity server offerings – including Lync, SharePoint, and Exchange – continued double-digit revenue growth.

“While enterprise revenue continued to grow and we managed our expenses, the slowdown in PC demand ahead of the Windows 8 launch resulted in a decline in operating income,” said Peter Klein, chief financial officer at Microsoft. “Multi-year licensing revenue grew double-digits across Windows, Server & Tools, and Microsoft Business Division products as businesses commit to our technology roadmap.”

The Windows & Windows Live Division posted revenue of $3.24 billion, a 33% decrease from the prior year period. Adjusting for the impact of the Windows Upgrade Offer and pre-sales of Windows 8 to OEMs prior to general availability, Windows division non-GAAP revenue declined 9% for the first quarter. Windows 8 will become generally available October 26, 2012.

“We’re incredibly excited to be approaching general availability of Windows 8 and Windows RT,” said Kevin Turner, Microsoft chief operating officer. “We’ve already certified more than 1,000 systems for Windows 8 from our hardware partners, ranging from the smallest tablets and convertibles to touch-enabled ultrabooks and all-in-ones to the most powerful desktop computers.”

The Online Services Division reported revenue of $697 million, a 9% increase from the prior year period. Online advertising revenue grew 15% driven primarily by an increase in revenue per search.

The Entertainment and Devices Division posted revenue of $1.95 billion, a decrease of 1% from the prior year period. Xbox continues to be the top-selling console in the U.S., where it now has 49% market share. Windows Phone 8 will launch this fall with an expanded array of products, prices, carriers, and markets. Skype continued its rapid growth and now has over 280 million users.

Business Outlook

Microsoft reaffirms fiscal year 2013 operating expense guidance of $30.3 billion to $30.9 billion.

Webcast Details

Peter Klein, chief financial officer, Frank Brod, chief accounting officer, and Bill Koefoed, general manager of Investor Relations, will host a conference call and webcast at 2:30 p.m. PDT (5:30 p.m. EDT) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/investor. The webcast will be available for replay through the close of business on Oct. 18, 2013.

Adjusted Financial Results and Non-GAAP Measures

In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information to aid investors in better understanding the company’s performance. For first quarter fiscal year 2013 revenue, operating income, and earnings per share growth, we included the impact of revenue deferred during the first quarter of fiscal year 2013 relating to the Windows Upgrade Offer, pre-sales of Windows 8 to OEMs prior to general availability, and the Office Offer. Presenting these measures without the impact of these items gives additional insight into operational performance and helps clarify trends affecting the company’s business. For comparability of reporting, management considers this information in conjunction with GAAP amounts in evaluating business performance. These non-GAAP financial measures should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Non-GAAP Reconciliations

(In millions, except percentages)	Three Months Ended September 30,	Percentage Change
2011 As Reported WWLD revenue (GAAP)	$4,874

2012 As Reported WWLD revenue (GAAP)	$3,244	(33)%

Revenue deferred for Windows Upgrade Offer and Windows 8 Pre sales	$1,167

2012 As Adjusted WWLD revenue (Non-GAAP)	$4,411	(9)%

(In millions, except percentages)	Three Months Ended September 30,	Percentage Change
2011 As Reported MBD revenue (GAAP)	$5,635

2012 As Reported MBD revenue (GAAP)	$5,502	(2)%

Revenue deferred for Office Offer	$189

2012 As Adjusted MBD revenue (Non-GAAP)	$5,691	1%

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of Microsoft’s markets;

•	execution and competitive risks in transitioning to cloud-based computing;

•	significant business investments that may not gain customer acceptance and produce offsetting increases in revenue;

•	Microsoft’s continued ability to protect its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of Microsoft’s source code;

•	cyber-attacks and security vulnerabilities in Microsoft products that could reduce revenue or lead to liability;

•	improper disclosure of personal data that could result in liability and harm to Microsoft’s reputation;

•	outages and disruptions of services provided to customers directly or through third parties if Microsoft fails to maintain an adequate operations infrastructure;

•	government litigation and regulation affecting how Microsoft designs and markets its products;

•	Microsoft’s ability to attract and retain talented employees;

•	delays in product development and related product release schedules;

•

unfavorable changes in general economic conditions, disruption of our partner networks or sales channels, or the availability of credit that affect demand for Microsoft’s products and services or the value of our investment portfolio;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	quality or supply problems in Microsoft’s consumer hardware or other vertically integrated hardware and software products;

•	impairment of goodwill or amortizable intangible assets causing a charge to earnings;

•	exposure to increased economic and regulatory uncertainties from operating a global business;

•	geopolitical conditions, natural disaster, cyber-attack or other catastrophic events disrupting Microsoft’s business; and

•	acquisitions, joint ventures and strategic alliances that adversely affect the business.

For further information regarding risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/investor.

All information in this release is as of Oct. 18, 2012. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070, rrt@waggeneredstrom.com

For more information, financial analysts and investors only:

Bill Koefoed, general manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news/. Web links, telephone numbers and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. PDT conference call with investors and analysts, is available at http://www.microsoft.com/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts) (Unaudited)

	Three Months Ended September 30,
	2012	2011
Revenue	$16,008	$17,372
Cost of revenue	4,168	3,777

Gross profit	11,840	13,595
Operating expenses:
Research and development	2,460	2,329
Sales and marketing	2,945	2,900
General and administrative	1,127	1,163

Total operating expenses	6,532	6,392

Operating income	5,308	7,203
Other income	226	103

Income before income taxes	5,534	7,306
Provision for income taxes	1,068	1,568

Net income	$4,466	$5,738

Earnings per share:
Basic	$0.53	$0.68
Diluted	$0.53	$0.68

Weighted average shares outstanding:
Basic	8,396	8,392
Diluted	8,494	8,490

Cash dividends declared per common share	$0.23	$0.20

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS

(In millions) (Unaudited)

	Three Months Ended September 30,
	2012	2011
Net income	$4,466	$5,738
Other comprehensive income (loss):
Net unrealized gains (losses) on derivatives (net of tax effects of $(24), and $86)	(45)	160
Net unrealized gains (losses) on investments (net of tax effects of $148, and $(619))	274	(1,149)
Translation adjustments and other (net of tax effects of $91, and $(66))	169	(123)

Other comprehensive income (loss)	398	(1,112)

Comprehensive income	$4,864	$4,626

MICROSOFT CORPORATION

BALANCE SHEETS

(In millions)(Unaudited)

	September 30, 2012	June 30, 2012
Assets
Current assets:
Cash and cash equivalents	$5,036	$6,938
Short-term investments (including securities loaned of $400 and $785)	61,608	56,102

Total cash, cash equivalents, and short-term investments	66,644	63,040
Accounts receivable, net of allowance for doubtful accounts of $265 and $389	9,871	15,780
Inventories	1,624	1,137
Deferred income taxes	2,052	2,035
Other	3,860	3,092

Total current assets	84,051	85,084
Property and equipment, net of accumulated depreciation of $11,401 and $10,962	8,329	8,269
Equity and other investments	10,038	9,776
Goodwill	14,466	13,452
Intangible assets, net	3,423	3,170
Other long-term assets	1,569	1,520

Total assets	$121,876	$121,271

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,631	$4,175
Current portion of long-term debt	2,236	1,231
Accrued compensation	2,666	3,875
Income taxes	847	789
Short-term unearned revenue	18,295	18,653
Securities lending payable	415	814
Other	3,312	3,151

Total current liabilities	31,402	32,688
Long-term debt	9,714	10,713
Long-term unearned revenue	1,292	1,406
Deferred income taxes	2,209	1,893
Other long-term liabilities	8,423	8,208

Total liabilities	53,040	54,908

Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital – shares authorized 24,000; outstanding 8,422 and 8,381	66,084	65,797
Retained earnings (deficit)	932	(856)
Accumulated other comprehensive income	1,820	1,422

Total stockholders’ equity	68,836	66,363

Total liabilities and stockholders’ equity	$121,876	$121,271

MICROSOFT CORPORATION

CASH FLOW STATEMENTS

(In millions) (Unaudited)

	Three Months Ended September 30,
	2012	2011
Operations
Net income	$4,466	$5,738
Adjustments to reconcile net income to net cash from operations:
Depreciation, amortization, and other	710	726
Stock-based compensation expense	603	558
Net recognized losses (gains) on investments and derivatives	11	(30)
Excess tax benefits from stock-based compensation	(177)	(70)
Deferred income taxes	38	402
Deferral of unearned revenue	8,209	6,139
Recognition of unearned revenue	(8,770)	(7,653)
Changes in operating assets and liabilities:
Accounts receivable	6,156	4,733
Inventories	(473)	(920)
Other current assets	(385)	260
Other long-term assets	(233)	(75)
Accounts payable	(567)	(442)
Other current liabilities	(1,287)	(993)
Other long-term liabilities	183	120

Net cash from operations	8,484	8,493

Financing
Common stock issued	417	336
Common stock repurchased	(1,632)	(1,934)
Common stock cash dividends paid	(1,676)	(1,341)
Excess tax benefits from stock-based compensation	177	70

Net cash used in financing	(2,714)	(2,869)

Investing
Additions to property and equipment	(603)	(436)
Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(1,145)	(875)
Purchases of investments	(20,138)	(11,299)
Maturities of investments	1,259	2,825
Sales of investments	13,307	7,536
Securities lending payable	(399)	(66)

Net cash used in investing	(7,719)	(2,315)

Effect of exchange rates on cash and cash equivalents	47	(38)

Net change in cash and cash equivalents	(1,902)	3,271
Cash and cash equivalents, beginning of period	6,938	9,610

Cash and cash equivalents, end of period	$5,036	$12,881

MICROSOFT CORPORATION

SEGMENT REVENUE AND OPERATING INCOME (LOSS)

(In millions) (Unaudited)

	Three Months Ended September 30,
	2012	2011
Revenue
Windows & Windows Live Division	$3,244	$4,874
Server and Tools	4,552	4,216
Online Services Division	697	641
Microsoft Business Division	5,502	5,635
Entertainment and Devices Division	1,946	1,961
Unallocated and other	67	45

Consolidated	$16,008	$17,372

Operating income (loss)
Windows & Windows Live Division	$1,646	$3,270
Server and Tools	1,748	1,565
Online Services Division	(364)	(514)
Microsoft Business Division	3,646	3,717
Entertainment and Devices Division	19	340
Corporate-level activity	(1,387)	(1,175)

Consolidated	$5,308	$7,203